UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                    Date of Report: September 19, 2008
                     (Date of Earliest Event Reported)



                         SPINDLETOP OIL & GAS CO.
          (Exact name of registrant as specified in its charter)


           Texas                    000-18774             75-2063001
(State or other jurisdiction (Commission File No.) (IRS Employer or ID #) of incorporation)


                       12850 Spurling Rd., Suite 200
                           Dallas, Texas  75230
                 (Address of principal executive offices)


                              (972) 644-2581
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








Section 1 - Registrant's Business and Operations

Item 1.02   Termination of a Material Definitive Agreement


Spindletop Oil & Gas Co. ("Spindletop") and Giant Energy Corp. ("Giant") entered into a Farmout and Exploration Agreement dated August 22, 2006, (the "Agreement") with Williams Production-Gulf Coast Company, L.P. ("Williams"). The Agreement was subsequently amended to clarify a number of provisions in the original Farmout and Exploration Agreement.

The Agreement, as amended, provided that Williams had an option but not an obligation to drill and carry Spindletop and Giant in a prescribed number of horizontal Barnett Shale wells on approximately 11,500 acres of leasehold interest held by Spindletop or Giant in Parker, Wise, Johnson, Hood, Erath, Jack, Clay and Palo Pinto Counties, Texas. If Williams drilled the prescribed number of wells, then Williams would earn up to a 50% gross working interest in the leasehold interest acreage. If Williams opted to drill less than the prescribed number, then Williams would only earn an interest in the wells drilled by them along with a prescribed quantity of acreage surrounding each horizontal drainhole.

After drilling 12 of the prescribed number of horizontal Barnett Shale wells, 10 on the Spindletop leasehold and 2 on the Giant leasehold, Williams has given notice of its election to terminate the Agreement in accordance with provisions contained in the Agreement, and subsequent amendments, effective September 19, 2008. There are no early termination penalties incurred by Williams, or any of the parties to the Agreement, however, by opting not to drill all of the prescribed number of carried wells, the earned assignments shall be limited to 50% gross working interest in said wells along with a prescribed quantity of acreage surrounding each horizontal drainhole. As a consequence of the termination of the Agreement, Spindletop is now free to pursue other development opportunities on the leasehold acreage that Spindletop retained and that was not earned by Williams under the Agreement.

Giant is the owner of approximately 76% of the outstanding shares of Common Stock of Spindletop. Giant is 100% owned by Chris G. Mazzini, President and a director of Spindletop. Williams has no material relationship with either Spindletop or Giant other than in respect of the Amended Agreement.














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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SPINDLETOP OIL & GAS CO.
                                                (Registrant)


Date:  September 25, 2008                 By: /s/ Chris G. Mazzini
                                              Chris G. Mazzini
                                              President, Principal
                                              Executive Officer



































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